Exhibit 99.1

                                    DVL, INC.
                         70 East 55th Street - 7th Floor
                             New York, NY 10022-3222
                                p: (212) 350-9900
                                f: (212) 350-9911

                 DVL, Inc. Reports Results of Operations for the
                          Quarter Ended June 30, 2003

      New York, New York, August 5, 2003. DVL, Inc. (OTC Bulletin Board: "DVLN") announced its operating results for the three and six month periods ended June 30, 2003.

      DVL's net income for the six months ended June 30, 2003 was $930,000 ($.04 basic and $.02 diluted net income per share as compared to $933,000 ($.04 basic and $.02 diluted net income per share) for the six months ended June 30, 2002.

      DVL's net income for the quarter ended June 30, 2003 was $369,000 ($.02 basic and $.01 diluted net income per share) as compared to $783,000 ($.04 basic and $.02 diluted net income per share) for the quarter ended June 30, 2002. The decrease in net income was a result of the recognition of a gain on satisfaction of mortgage loans of $252,000 in 2002 and the difference in the amounts recognized for deferred income tax benefits in the quarter ended June 30, 2003 versus June 30, 2002.

      Shareholder's equity increased to $13,321,000 as of June 30, 2003 from $12,378,000 as of December 31, 2002.

      This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Included are statements regarding the intent, belief and/or current expectations of the Company and its management. The Company's stockholders and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, general economic conditions, and the actual performance of the portfolios of periodic payment receivables and other risks and uncertainties that are discussed herein and in the Company's reports filed with the Securities and Exchange Commission.

      DVL, Inc. is a commercial finance and real estate company which owns and services real estate, commercial mortgages and other diversified commercial and consumer finance assets.

      For more information, contact Jay Thailer at (212) 350-9900.

      Statistical table follows:

                                    DVL, INC.
                              RESULTS OF OPERATIONS

                 (in thousands except share and per share data)

                                                 Three Months                  Six Months
                                                Ended June 30,               Ended June 30,
                                         --------------------------    --------------------------
                                            2003           2002           2003           2002
                                         -----------    -----------    -----------    -----------
Revenues                                 $     2,274    $     2,494    $     4,678    $     4,732
                                         -----------    -----------    -----------    -----------

Net income                               $       369    $       783    $       930    $       933
                                         ===========    ===========    ===========    ===========

Basic earnings per share:
Net income                               $       .02    $       .04    $       .04    $       .04
                                         ===========    ===========    ===========    ===========

Diluted earnings per share:
Net income                               $       .01    $       .02    $       .02    $       .02
                                         ===========    ===========    ===========    ===========

Weighted average shares outstanding -
  basic                                   21,713,563     21,713,563     21,713,563     21,713,563
                                         ===========    ===========    ===========    ===========

Effect of dilutive securities             33,765,095     34,160,221     33,091,210     37,839,780
                                         -----------    -----------    -----------    -----------

Weighted average shares outstanding -
  diluted                                 55,478,658     55,873,784     54,804,773     59,553,343
                                         -----------    -----------    -----------    -----------

The change in the weighted average number of common shares outstanding - diluted resulted from a decrease in the average amount of 10% redeemable promissory notes outstanding for the three and six months ended June 30, 2003 compared to the three and six months ended June 30, 2002.